Exhibit 10.3.2

EXECUTIVE OFFICER

SIGNATURE PAGE TO THE STOCK OPTION AGREEMENT TERMS AND CONDITIONS (REV. 2004)

THE 2003 EQUITY PARTICIPATION PLAN OF

VARCO INTERNATIONAL, INC.

2000 West Sam Houston Parkway South, Suite 1700, Houston, Texas 77042

[Employee Name] Optionee’s Tax ID #: [SSN]	[Street Address] [City, State, Zip, Country

Effective January 28, 2004, you have been granted an Option to buy an aggregate of [# of 2004] shares of Common Stock of Varco International, Inc. at an exercise price per share of $xxx. This Option expires on January 28, 2014.* For persons subject to U.S. taxation, the option will be Incentive Stock Options up to the maximum number permitted by the Code and non-qualified options as to all other shares.

This Option will vest and become exercisable in increments on the following dates:

Shares	Vest Date
[33% of 2004]	January 28, 2005
[33% of 2004]	January 28, 2006
[Remainder of 2004]	January 28, 2007

*	This Option will not vest and the expiration date will be sooner than shown under certain circumstances, including your Termination from Employment. See the Stock Option Agreement Terms and Conditions (Rev. 2004). Notwithstanding the terms set forth in the Stock Option Agreement Terms and Conditions (Rev. 2004), in the event of your Termination of Employment due to retirement (as determined by the Administrator), your Option shall vest in full on the date of such retirement and you shall have one year following such retirement to exercise such Options.

You and the Company agree that these Options are granted under and governed by the terms and conditions of the Stock Option Agreement Terms and Conditions (Rev. 2004), which together with this Signature Page, are a binding agreement, and the Plan. You acknowledge that you have read and understand the Stock Option Agreement Terms and Conditions (Rev. 2004), this Signature Page, and the Plan, and that you understand the terms and conditions of your Option grant, including the provisions governing the resolution of all disputes between you and the Company through arbitration, the vesting and termination of your Options, the exercise procedures, and the other restrictions contained therein.

VARCO INTERNATIONAL, INC.	OPTIONEE

John F. Lauletta, President and Chief Executive Officer	[Employee Name]

James F. Maroney, Vice President, Secretary and General Counsel